Exhibit 5.1

May 13, 2024

NKGen Biotech, Inc.
3001 Daimler St.
Santa Ana, California 92705

Re:	NKGen Biotech, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to NKGen Biotech, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-1 initially filed with the Securities and Exchange Commission (the “Commission”) on October 19, 2023 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to registration of an aggregate of 62,284,258 shares of common stock, par value $0.0001 per share (the “common stock”), of the Company (the “Shares”) including:

(I) up to 28,397,882 shares of common stock issuable by the Company upon exercise of warrants, which consists of (i) up to 4,721,533 shares of common stock that are issuable upon the exercise of warrants (the “Private Warrants”) originally issued in a private placement to Graf Acquisition Partners IV LLC (the “Sponsor”), (ii) up to 3,432,286 shares of common stock that are issuable upon the exercise of certain warrants (the “Public Warrants”) originally issued as part of the units in the initial public offering of Graf Acquisition Corp. IV, (iii) up to 523,140 shares of common stock that are issuable upon the exercise of warrants issued to the Sponsor in connection with the conversion of working capital loans (the “Working Capital Warrants”) (iv) up to 1,000,000 shares of common stock that are issuable upon the exercise of warrants (the “SPA Warrants”), which were issued pursuant to the Securities Purchase Agreement (as defined below), (v) up to 10,209,994 shares of common stock issuable upon the exercise of the warrants (the “PIPE Warrants”) issued pursuant to those certain subscription agreements, dated September 26, 2023 and September 27, 2023, (vi) up to 7,510,929 shares of common stock issuable upon exercise of (a) 400,000 warrants (the “Ling Warrants”) issued to Mary Ling together with the $400,000 aggregate principal amount and 20% premium at maturity short term bridge note (the “Ling Note”) dated February 7, 2024, as amended and restated on April 12, 2024, (b) 122,000 warrants (the “AB Warrants”) issued together with the $100,000 principal amount and 24.64% premium at maturity AB Note (as defined below), (c) 750,000 warrants (the “Clearview Warrants”) issued together with the $220,000 aggregate principal amount and 20% premium at maturity Clearview Notes (as defined below), (d) 330,000 warrants (the “FirstFire Warrants”) issued pursuant to the FirstFire SPA (as defined below) together with a $330,000 principal amount 12% unsecured promissory note, (e) 880,000 warrants (the “Meteora Warrants”) issued pursuant to the Meteora SPAs (as defined below) together with the Meteora Notes (as defined below), (f) 440,000 warrants (the “Sandia Warrants”) issued pursuant to the Sandia SPA (as defined below) together with the Sandia Note (as defined below), (g) up to 1,650,000 warrants (the “AJB Warrants”) issuable pursuant to the AJB SPAs (as defined below) together with a $330,000 principal amount 12% unsecured promissory note and the AJB Notes (as defined below), (h) 165,000 warrants (the “Kuwana Warrants”) issued pursuant to the Kuwana SPA (as defined below) together with the Kuwana Note (as defined below), (i) 133,929 warrants (the “Clearview Convertible Note Warrants”) issued pursuant to the Clearview SPA (as defined below) together with the Clearview Convertible Note (as defined below), (j) 440,000 warrants (the “Ling Convertible Note Warrants”) issued pursuant to the Ling SPA (as defined below) together with the Ling Convertible Note (as defined below), and (k) up to 2,200,000 warrants (the “Alpha Warrants” and together with the Ling Warrants, AB Warrants, Clearview Warrants, FirstFire Warrants, Meteora Warrants, Sandia Warrants, AJB Warrants, Kuwana Warrants, Clearview Convertible Note Warrants and Ling Convertible Note Warrants, the “Unsecured Convertible Note Warrants”) issuable pursuant to the Alpha SPA (as defined below) together with the Alpha Notes (as defined below), and (vii) up to 1,000,000 shares of common stock issuable upon exercise of warrants (the “BDW Warrants”) issued pursuant to the Equity and Business Loan Agreement (as defined below) together with the BDW Secured Note (as defined below);

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(II) up to 6,852,693 shares of common stock issuable by the Company upon conversion of notes, which consists of (i) up to 1,320,000 shares common stock that are issuable upon the conversion of the $10,000,000 aggregate principal amount of 5.0% / 8.0% Convertible Senior Notes due 2027 (the “Senior Convertible Notes”), that were issued in a private placement pursuant to the securities purchase agreement dated September 15, 2023 (the “Securities Purchase Agreement”), together with the 1,000,000 SPA Warrants, (ii) up to 2,828,520 shares of common stock issuable upon conversion of (a) the $100,000 aggregate principal amount and 24.64% premium at maturity AB Note (as defined below), which outstanding balance is convertible into 12,320 shares of common stock, issued together with the AB Warrants, (b) $550,000 aggregate principal amount of the 12% unsecured promissory notes entered into pursuant to the Meteora SPAs (as defined below) (the “Meteora Notes”), convertible into 308,000 shares of common stock, issued together with the Meteora Warrants, (c) $220,000 principal amount of the 12% unsecured promissory note entered into pursuant to the Sandia SPA (as defined below) (the “Sandia Note”), convertible into 123,200 shares of common stock, issued together with the Sandia Warrants, (d) up to $1,478,400 aggregate principal amount of the zero coupon notes issuable into pursuant to the AJB SPAs (as defined below) (the “AJB Notes”), convertible into 739,200 shares of common stock, issued together with the AJB Warrants, (e) $165,000 aggregate principal amount of the 12% unsecured promissory note entered into pursuant to the Kuwana SPA (as defined below) (the “Kuwana Note”), convertible into 92,400 shares of common stock, issued together with the Kuwana Warrants, (f) $133,928.57 aggregate principal amount of the 12% unsecured promissory note entered into pursuant to the Clearview SPA (as defined below) (the “Clearview Convertible Note”), convertible into 75,000 shares of common stock, issued together with the Clearview Convertible Note Warrants, (g) $440,000 aggregate principal amount of the 12% unsecure promissory note entered into pursuant to the Ling SPA (as defined below) (the “Ling Convertible Note”), convertible into 246,400 shares of common stock, issued together with the Ling Convertible Note Warrants, and (h) up to $2,464,000 aggregate principal amount of zero coupon notes issuable pursuant to the Alpha SPA (as defined below) (the “Alpha Notes” and together with the AB Note, Meteora Note, Sandia Note, AJB Note, Kuwana Note, Clearview Convertible Note and Ling Convertible Notes, the “Unsecured Convertible Notes”), convertible into up to 1,232,000 shares of common stock, issuable together with the Alpha Warrants, and (iii) up to 2,704,173 shares of common stock that are issuable upon conversion of the $5,000,000 aggregate principal amount of the note entered into pursuant to the Equity and Business Loan Agreement (as defined below) (the “BDW Secured Note”), issued together with the BDW Warrants,

(III) up to 58,851,972 shares of common stock that may be offered, sold or distributed by selling securityholders consisting of (i) up to 17,241,208 shares of common stock (excluding the shares of common stock underlying the Private Warrants and the Working Capital Warrants) pursuant to the amended and restated registration rights agreement, dated September 2023, consisting of (a) up to 14,724,464 shares of common stock issued or issuable in connection with the Company’s business combination and (b) up to 2,516,744 shares of common stock originally purchased by Graf Acquisition Partners LLC in a private placement prior to Graf Acquisition Corp. IV’s initial public offering, (ii) up to 1,320,000 shares common stock underlying the Senior Convertible Notes; (iii) up to 1,000,000 shares of common stock underlying the SPA Warrants; (iv) up to 10,209,994 shares of common stock underlying the PIPE Warrants, (v) up to 1,080,000 shares of common stock issued pursuant to the forward purchase agreement funding amount subscription agreement dated September 29, 2023, (vi) up to 4,721,533 shares of common stock underlying the Private Warrants; (vii) up to 523,140 shares of common stock underlying the Working Capital Warrants; (viii) up to 4,750,463 shares of common stock that are issued or issuable as consideration shares under (a) certain short term bridge notes consisting of (A) 16,667 shares of common stock issued to Andrew Bail as consideration for his entry into the short term bridge note dated February 20, 2024, as amended and restated on April 19, 2024 (the “AB Note”) and (B) 7,334 shares of common stock issued to Clearview Ventures LLC (“Clearview”) as consideration for its entry into the short term bridge notes dated February 27, 2024 and March 7, 2024 (together, the “Clearview Notes”) and (b) certain securities purchase agreements consisting of (A) 250,000 shares of common stock issued to FirstFire Global Opportunities Fund, LLC as consideration for its entry into the securities purchase agreement dated March 21, 2024 (the “FirstFire SPA”), (B) 666,667 shares of common stock issued to Meteora Select Trading Opportunities Master, LP, Meteora Capital Partners, LP and Meteora Strategic Capital, LLC (collectively, “Meteora Entities”) as consideration for its entry into (1) the securities purchase agreement dated March 26, 2024 and letter agreement dated April 28, 2024 (the “First Meteora SPA”) and (2) the securities purchase agreement dated May 7, 2024 (the “Second Meteora SPA” and together with the First Meteora SPA, the “Meteora SPAs”), (C) 333,334 shares of common stock issued to Sandia Investment Management LP (“Sandia”) as consideration for its entry into the securities purchase agreement dated April 1, 2024 and letter agreement dated April 28, 2024 (the “Sandia SPA”) and (D) up to 1,250,000 shares of common stock issuable to AJB Capital Investments LLC as consideration for its entry into (1) the securities purchase agreement dated April 1, 2024 (the “First AJB SPA”) and (2) the securities purchase agreement dated May 9, 2024 (the “Second AJB SPA” and together with the First AJB SPA, the “AJB SPAs”), (E) 125,000 shares of common stock issued to Eric Kuwana as consideration for his entry into the securities purchase agreement dated April 30, 2024 (the “Kuwana SPA”) and (F) 101,461 shares of common stock issued to Clearview as consideration for its entry into the securities purchase agreement dated May 1, 2024 (the “Clearview SPA”), (G) 333,333 shares of common stock issued to Mary Ling as consideration for her entry into the securities purchase agreement dated May 6, 2024 (the “Ling SPA”), and (H) up to 1,666,667 shares of common stock issuable to Generating Alpha Ltd. as consideration for its entry into the securities purchase agreement dated May 7, 2024, as amended on May 12, 2024 (the “Alpha SPA”); (ix) up to 2,828,520 shares of common stock underlying the Unsecured Convertible Notes; (x) up to 7,510,929 shares of common stock underlying the Unsecured Convertible Note Warrants; (xi) up to 1,167,990 shares of common stock issuable to Meteora Entities pursuant to the forward purchase agreement, dated September 22, 2023, as amended December 26, 2023, January 2, 2024, January 11, 2024 and February 21, 2024 (as defined below); (xii) up to 248,360 shares of common stock issued to Sandia pursuant to the forward purchase agreement, dated September 26, 2023, as amended January 19, 2024 and April 18, 2024, and (xiii) up to 6,249,835 shares of common stock issuable pursuant to that certain Equity and Business Loan Agreement, dated April 5, 2024 (the “Equity and Business Loan Agreement”), by and among the Company, NKGen Operating Biotech, Inc. and BDW Investment LLC (“BDW”) consisting of (a) 2,545,662 shares of common stock issuable as consideration for BDW’s entry into the Equity and Business Loan Agreement, (b) 2,704,173 shares of common stock underlying the BDW Secured Note and (c) 1,000,000 shares of common stock underlying the BDW Warrants.

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This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinion set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion, including the Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

The opinions expressed herein are based upon and limited to the General Corporation Law of the State of Delaware, including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

May 13, 2024 Page 4

Very truly yours,

/s/ Winston & Strawn LLP
Winston & Strawn LLP